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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         October 11, 1996
                                                 -------------------------------

                         Ground Round Restaurants, Inc.
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             (Exact name of registrant as specified in its charter)


New York                             1-6192                           13-5637682
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State or other                    (Commission                   (I.R.S. Employer
jurisdiction                      File Number)               Identification No.)
of incorporation)


35 Braintree Hill Office Park, Braintree, Massachusetts               02184-9078
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      (Address of principal executive offices)                        (Zip code)


Registrant's telephone number, including area code         (617) 380-3100
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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Item 2.     Acquisition or Disposition of Assets
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            On October 11, 1996, The Ground Round, Inc. ("GRI"), a wholly-owned subsidiary of Ground Round Restaurants, Inc. (the "Company"), completed the sale to Lone Star Steakhouse and Saloon, Inc. ("Lone Star") of 9 restaurant units (the "Restaurants") for an aggregate purchase price of approximately $9.9 million dollars in cash pursuant to the terms of a Contract of Sale (the "Contract of Sale") dated June 28, 1996 between GRI and Lone Star.

            The amount of the consideration paid by Lone Star to GRI was determined through arms length negotiation of the parties. The assets transferred in connection with the sale of the Restaurants generally include, land or the Company's interest in the leasehold, as the case may be, and the personal property (excluding inventory), fixtures and equipment owned by GRI located at each Restaurant. A copy of the Contract of Sale is filed as an Exhibit to this Form 8-K and is incorporated herein by reference.

            Proceeds of the sale will be used to reduce outstanding indebtedness under the Company's credit facility pursuant to the terms of a letter agreement relating to the Company's Amended Credit Agreement (as hereinafter defined).

            Pursuant to the Contract of Sale, Lone Star had agreed to purchase up to 16 restaurant units for an aggregate purchase price of up to $16 million dollars in cash. Pursuant to the terms of a Modification to the Contract of Sale ("Modification of Contract"), dated October 11, 1996, GRI and Lone Star agreed that, in addition to the 9 Restaurants purchased at the Closing, Lone Star would purchase up to 4 more of the original 16 restaurants described in the Contract of Sale, no later than December 10, 1996, subject to the satisfaction of certain conditions. There can be no assurance that the sale of the 4 remaining restaurants will be consummated.

            In connection with the Modification of Contract, Lone Star deposited $500,000 dollars with counsel to the Company, to be held in escrow in accordance with the Modification of Contract to partially collateralize the purchase prices of the first two restaurants to be purchased, or, to be paid to the Company as liquidated damages if Lone Star fails to purchase any of such restaurants after all conditions have been satisfied. A copy of the press release dated October 15, 1996 relating to the sale of the Restaurants is attached hereto as an Exhibit.




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Item 5.     Other Events
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            On September 12, 1996, the Company restructured its existing credit facility by entering into an Amended and Restated Credit Agreement (the "Amended Credit Agreement"), among The Ground Round, Inc., GR of Minn., Inc. (collectively, the "Borrowers"), and The Bank of New York, as Agent, and The Chase Manhattan Bank, as Co-Agent and the other lenders listed therein (collectively, the "Lenders") which, among other things, provides for (i) continuation of the Company's credit facility in the approximate amount of $53,175,163.51, including a term loan in the aggregate principal outstanding amount of $48,484,745.09, (ii) a final maturity of such obligations on May 31, 1997, subject to automatic extension to December 31, 1997 if $12 million of the principal amount of such credit facility is prepaid prior to May 30, 1997, and
(iii) the Company to retain approximately $2.8 million out of the first approximately $13.8 million in proceeds from the sale of assets subsequent to April 30, 1996.

            Interest on the restructured facility will be payable at LIBOR plus 2.625% on the Company's LIBOR loans and Alternate Base Rate ("ABR") plus .75% on the Company's ABR based loans. In connection with the Amended Credit Agreement, the Company is required to pay a restructuring fee equal to 5% of the amount of the restructured facility, subject to reduction to 2.5% upon payment of approximately $12.5 million of the principal amount of the restructured facility prior to March 16, 1997, which obligations are evidenced by a series of Convertible Notes. At the option of the Lenders, the amount of such restructuring fee, initially due on May 30, 1997, is convertible into common stock of the Company ("Common Stock") after May 1, 1997 at a price of $2.71 per share.

            The Amended Credit Agreement also provides that upon delivery by JUSI Holdings, Inc. ("JUSI"), a subsidiary of U.S. Industries, Inc. ("USI"), to the Lenders of an aggregate of 100,000 shares of the Company's Common Stock, it shall no longer constitute an event of default under the Amended Credit Agreement if USI and its affiliates (i) cease to be the legal and beneficial owners of at least 25% of the outstanding shares of capital stock of the Company, or (ii) shall fail to have two nominees serving on the Company's board of directors while USI owns 20% or more of the capital stock of the Company, and one nominee serving on the Company's board of directors so long as USI owns 10% or more but less than 20% of the outstanding capital stock of the Company (the events listed in clauses (i) and (ii) being hereinafter referred to as the "Prohibited Actions").

            The description of the Amended Credit Agreement is qualified in its entirety by the terms and conditions contained in the Amended Credit Agreement, a copy of which is attached as an Exhibit to this Form 8-K and is incorporated herein by reference.

            In connection with the execution of the Amended Credit Agreement, the Company entered into a Registration Rights Agreement with the Lenders (the "Registration Rights Agreement"), a copy of which is attached as an Exhibit to this Form 8-K and is incorporated herein by reference, granting the Lenders certain demand and "piggy-back" registration rights


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with respect to both the shares of Common Stock issuable upon exercise by the
Lenders of their conversion rights pursuant to the Convertible Notes and the 100,000 shares of Common Stock delivered by USI to the Lenders.

            In connection with the execution of the Amended Credit Agreement, the Company and JUSI entered into an Amendment, dated as of September 12, 1996, to the Stockholder Agreement, dated as of August 1, 1991, among JUSI and the Company (the "Amended Stockholder Agreement"), which provides, among other things, that (x) upon delivery by JUSI of the 100,000 shares of Common Stock to the Lenders in accordance with the Amended Credit Agreement, JUSI will no longer be restricted from engaging in any of the Prohibited Actions, (y) the restrictions relating to the sale, transfer or disposal of the shares of Common Stock held by JUSI, and certain of its affiliates, shall lapse, and (z) JUSI consents to the Company entering into the Registration Rights Agreement with the Lenders and agrees that the number of shares that JUSI would otherwise be entitled to sell pursuant to its demand registration rights may be reduced, in certain circumstances, if any of the Lenders exercised their "piggy-back" registration rights. A copy of the Amended Stockholder Agreement is filed as an Exhibit to this Form 8-K and is incorporated herein by reference.

            On October 1, 1996, JUSI transferred 100,000 shares of Common Stock to the Lenders, whereupon the Prohibited Actions ceased to constitute events of default under the Amended Credit Agreement and JUSI exercised one of its demand registration rights under a Registration Rights Agreement requesting the Company to register 3,632,100 shares of Common Stock under the Securities Act of 1933, as amended.

Item 7.     Financial Statements and Exhibits:
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            (a)      Financial Statement of businesses acquired.

                              Not applicable.

            (b)      Pro Forma financial information.

                              Not applicable.

            (c)      Exhibits:

                     10.1 Amended and Restated Credit Agreement, dated as of September 12, 1996 among The Ground Round, Inc., and GR of Minn., Inc., and the Lenders named therein, and The Bank of New York, as Agent, and The Chase Manhattan Bank, as Co-Agent.

                     10.2 Form of Term Note payable to the Lenders dated September __, 1996.


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                     10.3     Form of Convertible Note payable to the Lenders
                              dated September __, 1996.

                     10.4 Registration Rights Agreement, dated as of September 12, 1996, between the Company, The Bank of New York, The Chase Manhattan Bank, Bank of America Illinois, NBD Bank, N.A., and Credit Lyonnais New York Branch.

                     10.5 Amendment, dated as of September 12, 1996, to the Stockholder Agreement dated as of August 1, 1991 among JUSI Holdings Inc. and the Company.

                     10.6 Contract of Sale dated June 28, 1996 between The Ground Round, Inc. and Lone Star Steakhouse and Saloon, Inc.

                     10.8 Letter Agreement dated October 11, 1996 to Amended Credit Agreement.

                     99.1     Press Release dated September 13, 1996.

                     99.2     Press Release dated October 15, 1996.


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Signatures.
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            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GROUND ROUND RESTAURANTS, INC.



                                       By: /s/ Stephen Kiel
                                          -------------------------------------
                                          Name:  Stephen Kiel
                                          Title: Senior Vice-President and Chief
                                                 Financial Officer

Date:    October 25, 1996


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                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
  NO.    DESCRIPTION                                                    PAGE NO.
-------  -----------                                                    --------

10.1 Amended and Restated Credit Agreement, dated as of September 12, 1996 among The Ground Round, Inc., and GR of Minn., Inc., and the Lenders named therein, and The Bank of New York, as Agent, and The Chase Manhattan Bank, as Co-Agent.

10.2     Form of Term Note payable to the Lenders dated September
         __, 1996.

10.3     Form of Convertible Note payable to the Lenders dated
         September __, 1996.

10.4 Registration Rights Agreement, dated as of September 12, 1996, between the Company, The Bank of New York, The Chase
         Manhattan Bank, Bank of America Illinois, NBD Bank, N.A., and Credit Lyonnais New York Branch.

10.5 Amendment, dated as of September 12, 1996, to the Stockholder Agreement dated as of August 1, 1991 among JUSI Holdings, Inc. and the Company.

10.6 Contract of Sale dated June 28, 1996 between The Ground Round, Inc. and Lone Star Steak House and Saloon, Inc.

10.8     Letter Agreement dated October 11, 1996 to Amended Credit
         Agreement.

99.1     Press Release dated September 13, 1996.

99.2     Press Release dated October 15, 1996.





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